EXHIBIT 10.75
                            ASSET PURCHASE AGREEMENT

                                  by and among

                             XEQUTE SOLUTIONS, INC.,

                              XEQUTE SOLUTIONS PLC,

                            VERTEX INTERACTIVE, INC.,

                                   - SELLERS -

                                       and

                            JAG MEDIA HOLDINGS, INC.

                                    - BUYER -



                         ------------------------------

                             Dated: August 12, 2003

                         ------------------------------


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                                Table of Contents
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ARTICLE I             DEFINITIONS.......................................................................1
         1.1      Definitions...........................................................................1
ARTICLE II            SALE OF ASSETS; PURCHASE PRICE....................................................7
         2.1      Purchase and Sale of the Assets.......................................................7
         2.2      Assumed Liabilities...................................................................7
         2.3      Conveyance............................................................................8
         2.4      Further Assurances....................................................................8
         2.5      Purchase Price........................................................................9
ARTICLE III           CLOSING...........................................................................9
         3.1      Closing...............................................................................9
         3.2      Sellers' Deliveries at Closing........................................................9
         3.3      Buyer's Deliveries at Closing........................................................10
         3.4      Allocation of Purchase Price.........................................................11
ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE SELLERS....................................11
         4.1      Corporate Existence and Power........................................................11
         4.2      Authorization; No Contravention......................................................12
         4.3      Governmental Authorization; Third Party Consents.....................................12
         4.4      Binding Effect.......................................................................12
         4.5      Title; Condition of the Assets.......................................................12
         4.6      Litigation...........................................................................13
         4.7      Contracts............................................................................13
         4.8      Compliance with Laws.................................................................14
         4.9      No Default or Breach; Contractual Obligations........................................14
         4.10     SEC Filings; Financial Statements....................................................14
         4.11     Taxes................................................................................16
         4.12     Ordinary Course of Business..........................................................17
         4.13     Tangible Personal Property...........................................................17
         4.14     Intellectual Property................................................................18
         4.15     Benefit Plans........................................................................21
         4.16     No Brokers...........................................................................23
         4.17     No Undisclosed Liabilities...........................................................23
         4.18     True and Complete as of the Closing Date; No Untrue Statement........................23
         4.19     Certain Affiliate Transactions.......................................................23
         4.20     Immigration and Nationality Act......................................................23
         4.21     Investment Representation............................................................24
ARTICLE V             REPRESENTATIONS AND WARRANTIES OF BUYER..........................................24
         5.1      Existence and Power..................................................................24
         5.2      Authorization; No Contravention......................................................24
         5.3      Governmental Authorization; Third Party Consents.....................................24
         5.4      Binding Effect.......................................................................25
         5.5      Broker's, Finder's or Similar Fees...................................................25
         5.6      Litigation...........................................................................25
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                                Table of Contents
                                   (continued)

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         5.7      SEC Filings; Financial Statements....................................................25
         5.8      Compliance with Laws.................................................................26
         5.9      Real Property........................................................................26
         5.10     Taxes................................................................................27
         5.11     Intellectual Property................................................................27
         5.12     Ordinary Course of Business..........................................................28
         5.13     True and Complete as of the Closing Date; No Untrue Statement........................28
         5.14     No Default or Breach; Contractual Obligations........................................28
         5.15     ERISA................................................................................28
ARTICLE VI            ADDITIONAL AGREEMENTS............................................................28
         6.1      Pre-Closing Actions..................................................................28
         6.2      Filings and Authorizations...........................................................30
         6.3      Efforts to Consummate................................................................30
         6.4      Expenses.............................................................................31
         6.5      Obtaining Consents to Assignments....................................................31
         6.6      Employment Offers....................................................................31
         6.7      Post-Closing.........................................................................31
         6.8      Employee Matters.....................................................................33
         6.9      Accounts Receivable..................................................................33
         6.10     Public Disclosure....................................................................33
         6.11     Confidentiality of Agreement and Public Announcements................................34
         6.12     Adjustments..........................................................................34
ARTICLE VII           CONDITIONS TO THE OBLIGATION OF BUYER TO CLOSE...................................34
         7.1      Representations and Warranties.......................................................34
         7.2      Compliance with this Agreement.......................................................34
         7.3      Officer's Certificate of the Sellers.................................................35
         7.4      Opinion of Counsel...................................................................35
         7.5      Consents and Approvals...............................................................35
         7.6      Consent of Lien Holders..............................................................35
         7.7      Allocation of Purchase Price.........................................................35
ARTICLE VIII          CONDITIONS TO THE OBLIGATION OF THE SELLERS TO CLOSE.............................35
         8.1      Representations and Warranties.......................................................35
         8.2      Compliance with this Agreement.......................................................35
         8.3      Officer's Certificate of the Buyer...................................................36
         8.4      Opinion of Counsel...................................................................36
ARTICLE IX            INDEMNIFICATION..................................................................36
         9.1      Sellers Indemnification..............................................................36
         9.2      Buyer Indemnification................................................................37
         9.3      Notification of Indemnifying Party...................................................37
ARTICLE X             MISCELLANEOUS....................................................................39
         10.1     Interpretation.......................................................................39
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                                       ii
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                                Table of Contents
                                   (continued)

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         10.2     Survival of Representations and Warranties...........................................40
         10.3     Notices..............................................................................40
         10.4     Consented Assignment.................................................................41
         10.5     Successors and Assigns; Third Party Beneficiaries....................................41
         10.6     Amendment and Waiver.................................................................41
         10.7     Counterparts.........................................................................42
         10.8     Headings and References..............................................................42
         10.9     Governing Law........................................................................42
         10.10    Severability.........................................................................42
         10.11    No Damages for Failure to Close......................................................42
         10.12    Entire Agreement.....................................................................42
         10.13    Further Assurances...................................................................42
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                                      iii

Exhibit List:
- -------------
Exhibit A         Form of Instrument of Assignment and Assumption
Exhibit B         Bill of Sale
Exhibit C         Opinion of Sellers' Counsel
Exhibit D         Opinion of Buyer's Counsel

                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of August 12, 2003 (the "Agreement"), by and among Vertex Interactive, Inc., a New Jersey corporation ("Vertex"), XeQute Solutions PLC, an English company and wholly-owned subsidiary of Vertex ("PLC"), XeQute Solutions, Inc., a Delaware corporation and wholly owned subsidiary of PLC ("XeQute" and collectively with Vertex and PLC, the "Sellers" or severally, a "Seller") and JAG Media Holdings, Inc., a Nevada Corporation (the "Buyer").

                  WHEREAS, XeQute owns all right, title and interest in and to certain Assets (as defined in Section 2.1 herein); and

                  WHEREAS, XeQute desires to sell to the Buyer, and the Buyer desires to purchase from XeQute the Assets and assume certain of the liabilities of XeQute, pursuant to the terms and subject to the conditions set forth herein; and

                  WHEREAS, Vertex and PLC wish to join in this agreement as joint and several obligors with XeQute, as they will benefit from the transaction described herein; and

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the Exchange Act.

                  "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Allocation" has the meaning set forth in Section 3.4 of this Agreement.

                  "Assets" has the meaning set forth in Section 2.1 of this Agreement.

                  "Assumed Liabilities" has the meaning set forth in Section 2.2 of this Agreement.

                  "Benefit Plan" has the meaning set forth in Section 4.15 of this Agreement.

                  "Bill of Sale" has the meaning set forth in Section 2.3(c) of this Agreement.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "Buyer" has the meaning set forth in the preamble of this Agreement.

                  "Buyer Claim(s)" has the meaning set forth in Section 9.1 of this Agreement.

                  "Buyer Indemnified Party" has the meaning set forth in Section
9.1 of this Agreement.

                  "Buyer's Closing Documents" has the meaning set forth in
Section 3.3 of this Agreement.

                  "Buyer's Officer's Certificate" has the meaning set forth in
Section 8.3 of this Agreement.

                  "Buyer's Opinion" has the meaning set forth in Section 3.3(d) of this Agreement.

                  "Buyer Real Property Leases" means (i) that certain lease dated June 30, 2003, between JAG Media LLC and MDN Wharfside, Ltd. relating to office space located at 6865 S.W. 18th Street, Suite B13, Boca Raton, FL, and
(ii) that certain lease dated November 20, 2002 between JAG Media LLC and SCRM L.L.C. relating to office space located at Millstone Professional Plaza, 500 Highway 33, Millstone Township, New Jersey.

                  "Claim(s)" has the meaning set forth in Section 4.6 of this Agreement.

                  "Class A Common Stock" means the Class A common stock, par value $0.00001 per share, of Buyer.

                  "Closing Date" has the meaning set forth in Section 3.1 of this Agreement.

                  "Closing" has the meaning set forth in Section 3.1 of this Agreement.

                  "Code" has the meaning set forth in Section 10.1(d) of this Agreement.

                  "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Condition of the Seller" has the meaning set forth in Section
4.2 of this Agreement.

                  "Contemplated Transaction" has the meaning set forth in
Section 4.2 of this Agreement.

                  "Content" shall mean any and all information, pictures, images, graphics, video, text, and any other content or information, in whatever form or on any media.

                  "Contract(s)" has the meaning set forth in Section 2.3(b) of this Agreement.

                  "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "CSS" shall mean Charles Street Securities, Inc., a company with an address at 1 Wilton Crescent, London SW1X 8RN England.

                  "Diluted Basis" means, with respect to the calculation of the number of shares of the Buyer's Class A Common Stock, all shares of such Class A Common Stock outstanding at the time of determination and all shares issuable upon the exercise, conversion or exchange, as applicable, of all outstanding securities exercisable, convertible or exchangeable for or into shares of the Buyer's Class A Common Stock.

                  "Depreciation Schedule Date" has the meaning set forth in
Section 4.13 of this Agreement.

                  "DCS" means Data Control Systems, Inc.

                  "Employees" has the meaning set forth in Section 4.15 of this Agreement.

                  "ERISA" has the meaning set forth in Section 4.15 of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission enacted thereunder.

                  "GAAP" means United States generally accepted accounting principles in effect from time to time.

                  "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Immigration Act" has the meaning set forth in Section 4.20 of this Agreement.

                  "Indemnified Party" has the meaning set forth in Section 9.2 of the Agreement.

                  "Indemnifying Party" has the meaning set forth in Section 9.3 of the Agreement.

                  "Information Statement" shall mean the document provided to shareholders in connection with a shareholder action substantively equivalent to a proxy statement as required under the Exchange Act.

                  "Instruments of Assignment and Assumption" has the meaning set forth in Section 2.3(a) of this Agreement.

                  "Intellectual Property" shall mean the License Agreements, any United States, foreign, international and state patents and patent applications, industrial design registrations, certificates of invention and utility models (collectively, "Patents"); trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); Internet domain names; copyrights, copyright registrations, renewals and applications for copyrights, including without limitation for the Content and the Software (collectively, "Copyrights"); Content; Software, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies (collectively, "Trade Secrets"), rights of privacy and publicity, including but not limited to, the names, likenesses, voices and biographical information of real persons, and all license agreements and other agreements granting rights relating to any of the foregoing.

                  "Internet Assets" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

                  "License Agreement" has the meaning set forth in Section 4.14(a)(i) of this Agreement.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, license, assignment, encumbrance, lien (statutory or other) or preference, priority, restriction on use right or other security interest or preferential arrangement of any kind or nature whatsoever.

                  "Lien Holders" mean MidMark Investments and Ayreh Trust.

                  "Losses" has the meaning set forth in Section 9.1 of this Agreement.

                  "Management Stockholders" shall mean the following current executives of the Buyer: Thomas J. Mazzarisi, Stephen J. Schoepfer and Gary Valinoti.

                  "MidMark Investments" shall mean MidMark Investments, Inc., a New Jersey corporation, and all of its Affiliates that are parties to financing arrangements with the Sellers.

                  "Orders" has the meaning set forth in Section 4.2 of this Agreement.

                  "Permits" has the meaning set forth in Section 4.8 of this Agreement.

                  "Permitted Liens" shall mean each Lien currently on the Assets held by the Lien Holders, which Sellers shall cause to be released at Closing.

                  "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Plan" has the meaning set forth in Section 7.9 of this Agreement.

                  "PLC" means XeQute Solutions PLC.

                  "Post-Closing Requirements" has the meaning set forth in
Section 6.6 of this Agreement.

                  "Purchase Price" has the meaning set forth in Section 2.5(c) of this Agreement.

                  "Private Placement" shall mean a private placement of Buyers' Class A Common Stock for an aggregate price of $8,000,000 (net of all expenses) to be consummated at the Closing, which private placement shall be on terms agreed upon by the Sellers and the Buyer.

                  "Renaissance" means Renaissance Software, Inc.

                  "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "SEC Reports" has the meaning set forth in Section 4.10(a) of this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission enacted thereunder.

                  "Seller(s)" has the meaning set forth in the Preamble of this Agreement.

                  "Sellers' Claim(s)" has the meaning set forth in Section 9.2 of this Agreement.

                  "Sellers' Closing Documents" has the meaning set forth in
Section 3.2 of this Agreement.

                  "Sellers' Indemnified Party" has the meaning set forth in
Section 9.2 of this Agreement.

                  "Sellers' Officer's Certificates" has the meaning set forth in
Section 7.3 of this Agreement.

                  "Sellers' Opinion" has the meaning set forth in Section 3.2(g) of this Agreement.

                  "Software" shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form; (ii) databases, compilations, and any other electronic data files, including any and all collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts, technical and functional specifications, and other work product used to design, plan, organize, develop, test, troubleshoot and maintain any of the foregoing; (iv) without limitation to the foregoing, the software technology supporting any functionality contained on the Sellers' Internet site(s) relating to the Assets; and (v) all documentation, including technical, end-user, training and troubleshooting manuals and materials, relating to any of the foregoing.

                  "Subsidiaries" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person.

                  "Tax" or "Taxes" means any federal, state, local, foreign and other taxes, charges, fees, levies or other assessments, however designated, (including, without limitation, income, profits, gains, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, license, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, social security, stamp, registration, documentation and environmental taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, imposed by any federal, state, local or foreign government.

                  "Tax Returns" means all reports, estimates, information returns, statements and other documents (including any related or supporting information) filed or required to be filed with any Tax authority in connection with the determination, assessment, collection, or administration of any Taxes.

                  "Third Party Claim" has the meaning set forth in Section 9.3(e) of this Agreement.

                  "Third Party Consent" has the meaning set forth in Section 2.3(b) of this Agreement.

                  "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

                  "Transaction Documents" means, collectively, this Agreement and the bill of sale and the instruments of assignment and assumption prepared in connection with the Contemplated Transaction and other documents to be executed and delivered at or prior to the Closing.

                  "Transfer Taxes" means sales, use and other similar Taxes and fees (including any penalties and interest).

                  "Vertex" means Vertex Interactive, Inc.

                  "XeQute" means XeQute Solutions, Inc.

                                   ARTICLE II

                         SALE OF ASSETS; PURCHASE PRICE

                  2.1 Purchase and Sale of the Assets.

                  Subject to the terms and conditions of this Agreement, XeQute agrees to sell, assign, transfer, convey and deliver to the Buyer, and the Buyer agrees to purchase and accept from XeQute free and clear of all Liens, all of the right, title and interest of XeQute to (a) all commitments, contracts, leases and agreements relating to the SAP Practice business line, the eSuite business line and the Light Directed business line listed or described on
Schedule 2.1(a) hereto (collectively, the "Contracts") and (b) all of XeQute's tangible and intangible assets, including goodwill, required to operate the SAP Practice business line, the eSuite business line and the Light Directed business line, including all those assets listed or described on Schedule 2.1(b) hereto (referred to hereinafter collectively with the Contracts as the "Assets"). All Schedules hereto shall be agreed by the parties and attached hereto within 30 days of the date hereof, or such later date as all parties hereto shall agree, or this Agreement shall terminate.

                  2.2 Assumed Liabilities.

                  Subject to the terms and conditions of this Agreement, the Buyer agrees to assume, become responsible and obligated for, and pay and discharge, all of the liabilities of XeQute listed or described on Schedule 2.2 hereto, including all of the duties and obligations of XeQute under the Contracts listed or described on Schedule 2.2 (the "Assumed Liabilities"); provided, however, the Assumed Liabilities shall not include any of XeQute's accounts payable to any Affiliate or accounts payable of XeQute aggregating more than 65% of the accounts receivable (after all reserves and allowances) included in the Assets as of the Closing. A final Schedule 2.2 shall be agreed by the parties and attached to this Agreement at Closing, superseding any prior
Schedule 2.2 attached hereto. Except for the Assumed Liabilities, the Buyer shall not assume or have any responsibility with respect to any other obligation or liability of the Sellers of whatever kind in nature, whether known or unknown, fixed or contingent, and such liabilities shall remain the sole and exclusive responsibility of the Sellers.

                   2.3 Conveyance. At the Closing, the conveyance, transfer and assignment of the Assets by XeQute to the Buyer and the assumption of the Assumed Liabilities by the Buyer shall be effected by the delivery by XeQute to the Buyer and by the Buyer to XeQute of each of the following:

                  (a) Duly executed instruments of assignment and assumption in the form attached hereto as Exhibit A with respect to each of the Contracts (the "Instruments of Assignment and Assumption").

                  (b) The written consent of each third party that is or may be required by the terms of any of the interest of the Sellers in the Contracts in connection with the assignment of any of the Contracts which, individually or in the aggregate, may be material to any of the Sellers' business lines described in Section 2.1 above (each, a "Third Party Consent" and collectively, the "Third Party Consents").

                  (c) A duly executed and notarized bill of sale from XeQute to the Buyer, dated as of the date hereof, in the form attached hereto as Exhibit B, and such other good and sufficient duly executed instruments of conveyance, transfer, release of Liens, assignment and assumption as shall be necessary to vest in the Buyer all of the right, title and interest of XeQute in the Assets, free and clear of all Liens (the "Bill of Sale").

                  (d) Such other good and sufficient duly executed instruments of assignment and/or assumption necessary to vest in the Buyer all of the right, title and interest of XeQute in the Assets and all obligations and responsibility for the Assumed Liabilities.

                  2.4 Further Assurances. Subsequent to the date hereof, each party hereto shall, from time to time, at the request of any other party and without further cost or expense to the party making the request, execute and deliver (and, if appropriate, file) or cause to be executed and delivered (and, if appropriate, filed) such other instruments of conveyance and transfer as any other party may reasonably request, and continue to use the reasonable efforts to obtain any consents, approvals, authorizations and waivers necessary in order to more effectively consummate the Contemplated Transaction.

                  2.5 Purchase Price. Subject to the terms and conditions herein set forth, in consideration for the transfer to the Buyer of the Assets, at the Closing, the Buyer shall:

                  (a) issue and deliver to XeQute such number of shares of its Class A Common Stock as shall, upon issuance, represent 54.0% of the total number of issued and outstanding shares of the Buyer's Class A Common Stock on a Diluted Basis; and

                  (b) assume the Assumed Liabilities; and

                  (c) pay to the Sellers $3,500,000 in cash from the proceeds of the Private Placement.

The consideration set forth in paragraphs (a), (b) and (c), above, shall collectively be referred to herein as the "Purchase Price".



                                  ARTICLE III

                                     CLOSING

                  3.1 Closing. The closing of the sale and the transfer of the Assets and the assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Morgan Lewis & Bockius, 101 Park Avenue, New York, N.Y. at 1:00 p.m., local time, five (5) Business Days following the satisfaction of all conditions to Closing set forth in this Agreement, or at such other time, place and date that the parties hereto may agree in writing, but in any case no later than October 31, 2003 (the "Closing Date"). On the Closing Date: (i) XeQute and the Buyer shall agree to the final Schedule 2.2 which shall be attached to and become part of this Agreement and form part of the Assumed Liabilities at Closing; (ii) XeQute and the Buyer shall execute and deliver the Instrument of Assignment and Assumption and Bill of Sale; (iii) the Buyer shall deliver the shares of Class A Common Stock as provided for in Section 2.5(a) above; (iv) the Private Placement shall be consummated; (v) the MidMark Investments existing financing shall be discharged as provided herein and the financing provided by Ayreh Trust shall be discharged and the Permitted Liens shall be released; (vi) XeQute and the Management Stockholders shall vote their shares in the Buyer or take an action by written consent increasing the number of directors of the Buyer from three to four and electing the Sellers' nominees to all such Board positions; and (vii) the newly elected directors shall promptly call a meeting of the board of directors at which they shall appoint new executive officers of the Buyer.

                  3.2 Sellers' Deliveries at Closing. At the Closing and unless otherwise waived in writing by the Buyer, the Sellers shall deliver to the Buyer the following, each of which shall be in a form reasonably acceptable to the Buyer (collectively, "Sellers' Closing Documents"):

                  (a) The Bill of Sale, duly executed and notarized by XeQute;

                  (b) All Third Party Consents and the release of all Liens on the Assets by the Lien Holders, together with the Instruments of Assignment and Assumption, duly executed by XeQute;

                  (c) The Sellers' Officer's Certificates, duly executed on behalf of Vertex and XeQute;

                  (d) Certified copies of any resolutions required to duly authorize and approve the Contemplated Transaction and the execution, performance and delivery of this Agreement, Sellers' Closing Documents and of all of the other documents to be executed and performed by the Sellers in connection with the Contemplated Transaction;

                  (e) The duly executed opinion of the Sellers' counsel, dated as of the Closing Date and addressed to the Buyer ("Sellers' Opinion"), in form and substance as set forth in the form annexed to this Agreement as Exhibit C and subject to the standard exceptions set forth in Sellers' Opinion. In rendering Sellers' Opinion, the Sellers' counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of the Sellers; and

                  (f) Such other instrument and documents, as the Buyer and the Buyer's counsel reasonably deem necessary or desirable in order to consummate the Contemplated Transaction, including without limitation evidence of the Sellers having taken all steps required to be taken by them prior to or at Closing under Article VI and Article VII hereof, including evidence of having obtained directors and officers liability insurance with the coverage described therein and paid the premium for same at the Closing.

                  3.3 Buyer's Deliveries at Closing. At the Closing and unless otherwise waived in writing by the Sellers, the Buyer shall deliver to the Sellers the following, each of which shall be in a form reasonably acceptable to the Sellers (the "Buyer's Closing Documents"):

                  (a) Stock certificates legended as provided herein representing the shares of Buyer's Class A Common Stock included in the Purchase Price.

                  (b) The Instruments of Assignment and Assumption duly executed by the Buyer.

                  (c) A "lock-up" agreement of Gary Valinoti, Chief Executive Officer of the Buyer, in which he agrees not to sell 50% of all shares of the Buyer owned by him (including any shares purchasable by him under currently exercisable, in the money options or warrants owned by him) as of the Closing Date for a period of six (6) months thereafter.

                  (d) Resignations of each of the Management Stockholders covering their position as directors and executives of the Buyer but not their positions with JAG Media LLC.

                  (e) Certified copies of any resolutions required to duly authorize and approve the Contemplated Transaction and the execution, performance and delivery of this Agreement, the Buyer's Closing Documents and of all of the other documents to be executed and performed by the Buyer in connection with the Contemplated Transaction.

                  (f) The duly executed opinion of the Buyer's counsel, dated as of the Closing Date and addressed to the Sellers ("Buyer's Opinion"), in form and substance as set forth in the form annexed to this Agreement as Exhibit D and subject to the standard exceptions set forth in Buyer's Opinion. In rendering Buyer's Opinion, Buyer's counsel may rely upon certificates of governmental officials and may place reasonable reliance upon certificates of the Buyer.

                  (g) Such other certificates, instruments and documents as the Sellers and the Sellers' counsel reasonably deem necessary or desirable to consummate the Contemplated Transaction, including without limitation evidence of the Buyer having taken all steps required to be taken by it prior to or at Closing under Article VI and Article VII hereof.

                  3.4 Allocation of Purchase Price. The Buyer and the Sellers shall, prior to the Closing, mutually agree upon and designate on the attached
Schedule 3.4, an allocation of the Purchase Price among the various classes of Assets (the "Allocation") in accordance with and as provided by the Code. Any Tax Returns or other Tax information that the Buyer and the Sellers may file, or cause to be filed, with any governmental agency shall be prepared and filed consistently with the Allocation.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each Seller jointly and severally represents and warrants to the Buyer that the following facts and circumstances are now, and covenants that, except as otherwise contemplated in this Agreement, will be as of and on the Closing Date, true and correct.

                  4.1 Corporate Existence and Power. Each of the Sellers (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the businesses in which it is currently, or are proposed to be, engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent such failure would not reasonably be expected to have a material adverse effect on the Condition of the Seller; and
(d) has the corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and each of the other Transaction Documents.

                  4.2 Authorization; No Contravention. The execution, delivery and performance by each Seller of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (the "Contemplated Transaction") (a) have been duly authorized by all necessary corporate action of such Seller; (b) do not contravene the terms of the Certificates of Incorporation or the Bylaws (or analogous instruments) of such Seller; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or result in the creation of any Lien under, any Contractual Obligation of such Seller or any Requirement of Law applicable to such Seller; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, such Seller, excluding from the foregoing clauses (c) and (d) violations, conflicts, breaches, defaults, contraventions and creation of Liens which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, prospects, operations or financial condition of any Seller (the "Condition of the Seller") or on the ability of the Sellers to consummate the transactions contemplated by this Agreement.

                  4.3 Governmental Authorization; Third Party Consents. Other than the consent of the Lien Holders and their release of the Permitted Liens, no approval, consent, compliance, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Sellers of this Agreement and the other Transaction Documents or the consummation of the Contemplated Transaction.

                  4.4 Binding Effect. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the relevant Sellers, and constitute the legal, valid and binding obligations of such Sellers, enforceable against each Seller in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity). The Purchase Price to be received by the Sellers is sufficient to discharge all of the indebtedness of the Sellers, Renaissance, DCS and Applied Tactical Systems, Inc.

                  4.5 Title; Condition of the Assets. The Assets constitute all of the tangible and intangible assets presently used or useful in or required for the operation of XeQute's business lines as described in Section 2.1 being sold to the Buyer and, as of the Closing Date the Assets shall be in good operating condition and repair, ordinary wear and tear excepted. XeQute owns outright and has good, valid and marketable title to the Assets, free and clear of all Liens whatsoever, except for leased Assets and except the Permitted Liens which will be released at or prior to the Closing. XeQute owns no real property, but has a good and valid leasehold interest in its premises in South Plainfield, N.J., which are the only premises currently utilized by it in the conduct of its business, which leasehold interest is assignable to the Buyer with consent of the landlord, such consent not to be unreasonably withheld.

                  4.6 Litigation. Except as disclosed in the SEC Reports, as defined in Section 4.10(a), there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (each a "Claim" and collectively, "Claims") pending or, to the knowledge of any Seller, threatened, at law, in equity, in arbitration or before any Governmental or Regulatory Authority against a Seller that, individually or in the aggregate, has resulted or could reasonably be expected to have a material adverse affect on such Seller's business, prospects, operations, financial condition or the performance of its obligations hereunder, the Assets or the Contemplated Transaction, and no Seller has received any notice of any such Claim. No Order has been issued by any court or other Governmental or Regulatory Authority against a Seller or any of its Subsidiaries or involving any of the Assets, purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents. No Seller has any knowledge of any facts or circumstances which might reasonably form the basis for any such Claim or Order.

                  4.7 Contracts.

                  (a) The Sellers have delivered, or caused to be delivered, a true and correct copy of each Contract to the Buyer.

                  (b) Except as set forth on Schedule 4.7(b):

                           (i) each Seller has performed each material term,
covenant and condition of each Contract to which it is or has been a party, and no default or event which, with the passing of time or giving of notice (or both) would constitute a default on the part of a Seller, or to the knowledge of a Seller, any other party thereto, exists under any such contract;

                           (ii) each Contract to which a Seller is or was a
party is in full force and effect, unimpaired by any acts or omissions of a Seller, and constitutes the legal, valid and binding obligation of XeQute, enforceable against it in accordance with its terms and, to the knowledge of each Seller, against each other party thereto;

                           (iii) XeQute's right, title and interest in and to
each of the Contracts is fully assignable to the Buyer without the consent, approval or waiver of any other Person, other than the Lien Holders and other than Vertex, Renaissance and DCS with respect to their asset purchase agreement with XeQute dated as of December 12, 2002;

                           (iv) no other party or parties to any Contract is in
default under such Contract, nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute a default by any other party, with respect to any material term or condition of any Contract;

                           (v) the Contracts do not contain any provision which
provides for automatic termination upon the occurrence of the Contemplated Transaction or for the right of any party to any Contractual Obligation to terminate, accelerate or receive any payment or other more favorable condition upon occurrence of the Contemplated Transaction ;

                           (vi) no Seller has received notice to the effect
that, nor does any Seller have any actual knowledge that, any party to any Contract intends to cancel, terminate or amend any Contract; and

                           (vii) Except for the Assumed Liabilities set forth in
Schedule 2.2, the Buyer is not assuming and will not be responsible for any other Contractual Obligation arising under any agreement to which any Seller is a party. In addition to the indemnification provided for in Article 1X and regardless of any time limitations in such Article, from and after the Closing Date, each Sellers' Indemnifying Party shall, jointly and severally, defend, indemnify and hold each Buyer Indemnified Party, harmless from and against any and all of the Buyer's Losses that may arise out of, or relate in any way to, any contract or liabilities not included in the Contracts or the Assumed Liabilities.

                  4.8 Compliance with Laws.

                  The Sellers (i) have all material licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of XeQute's business lines; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any such Permit, except as could not reasonably be expected to have a material adverse effect on the condition of the Sellers.

                  4.9 No Default or Breach; Contractual Obligations. Except as set forth on Schedule 4.9, no Seller has received notice of a default and no Seller is in default under, or with respect to, any Contractual Obligation involving or affecting the Assets or which default would adversely affect any Seller's ability to meet its obligations hereunder or consummation of the Contemplated Transaction, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. All such Contractual Obligations of the Sellers are valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms, and are subsisting, in full force and effect and binding upon the relevant Seller and the other parties thereto, and the relevant Seller has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. To the knowledge of the Seller, no other party to any such Contractual Obligation is in violation of or in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

                  4.10 SEC Filings; Financial Statements.

                  (a) Vertex has filed or will by Closing have filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since January 1, 1999 (such documents shall collectively be referred to herein as, the "SEC Reports"). The SEC Reports, including any financial statements or schedules included or incorporated therein by reference, comply in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those SEC Reports; and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those SEC Reports, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated balance sheets included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of Vertex as of the dates set forth in those consolidated balance sheets and each of the consolidated statements of income and of cash flows included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of Vertex and the consolidated subsidiaries of Vertex for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission) consistently applied throughout the periods indicated. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of Vertex and the consolidated subsidiaries of Vertex as of June 30, 2003, including the notes related thereto, neither Vertex nor any subsidiary of Vertex has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations that, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the Condition of the Seller.

                  (d) Each of the consolidated balance sheets of XeQute delivered to the Buyer relating to its business as of September 30, 2001 and 2002 and June 30, 2002 and 2003 (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of XeQute or the business it conducts as of the dates set forth in those consolidated balance sheets, and each of the consolidated statements of income and of cash flows delivered to the Buyer for the relevant periods then ended (including any related notes and schedules) fairly presents, in all material respects, the consolidated results of operations and cash flows, as the case may be, of XeQute or the business it conducts for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect and in the case of pro forma historical statements to reasonable assumptions), in each case in conformity with GAAP consistently applied throughout the periods indicated. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements.

                  (e) Except as and to the extent set forth on the consolidated balance sheet of XeQute as of June 30, 2003, including the notes related thereto, XeQute has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP.

                  4.11 Taxes.

                  (a) Each Seller has paid or reserved for all Taxes required to be paid (whether or not shown on its Tax Returns) that have come due and are required to be paid by it on and through the date hereof, other than up to $6,000 for sales Taxes (including interest and penalties) which shall be paid at Closing by the Sellers and Taxes being disputed by such Seller in good faith for which adequate reserves have been made in accordance with GAAP and which are shown on the financial statements of such Seller;

                  (b) There are no unpaid Taxes in a material amount with respect to any period prior to and through the Closing Date, which are or could become a Lien on any of the Assets, except for current Taxes not yet due and payable;

                  (c) Except for certain filings which have not been timely filed but for which there will be no material impact on the Assets or the consummation of the Contemplated Transaction, either individually or in the aggregate, on the Condition of the Seller, each Seller has timely filed or caused to be filed all Tax Returns with material obligations that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax Returns are accurate and complete in all material respects;

                  (d) With respect to all Tax Returns of each Seller, (i) there is no unassessed Tax deficiency proposed or threatened against such Seller that is material in amount and has not been reserved for and (ii) no audit or other administrative or judicial proceeding is in progress with respect to any Tax Returns, no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax;

                  (e) Each Seller has properly characterized all individuals performing services for it as employees or independent contractors, as the case may be, and, in every case where an individual performing services should have been characterized as an employee, such Seller has: (x) withheld and paid over to the appropriate government agency all applicable Taxes on the individual's compensation (including, without limitation, federal and state income Tax, employee's Social Security (FICA) Tax, and employees' state unemployment and disability Tax and wage Taxes); and (y) paid all Taxes imposed on employers (including, without limitation, federal unemployment Tax, employers' Social Security (FICA) Tax, and employers' state unemployment Tax); and

                  (f) There are no material Liens for Taxes on the Assets.

                  4.12 Ordinary Course of Business. Except as disclosed in writing to the Buyer prior to the date hereof, since September 30, 2002, (a) no Seller has participated in any transaction material to the Condition of the Seller or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders and (b) no Seller has increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (c) other than the Liens in favor of the Lien Holders, no Seller has created or assumed any Lien on the Assets, (d) there has not occurred a material change in any Seller's accounting principles or practice except as required by reason of a change in GAAP.

                  4.13 Tangible Personal Property.

                  (a) XeQute is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contracts to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on its June 30, 2003 balance sheet and tangible personal property acquired since such date, other than property disposed of since such date in the ordinary course of business consistent with past practice.

                  (b) All such material tangible personal property is free and clear of all Liens, other than the Permitted Liens.

                  (c) All such material tangible personal property is adequate and suitable for the conduct by XeQute of the business lines presently conducted by it, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Requirements of Law. All inventory included in the Assets is new, unused and consists of a quality and quantity usable and salable in the ordinary course of business of XeQute consistent with past practice and industry standards and conforms in all material respects to all Requirements of Law applicable to such inventory, its use and sale. At Closing the inventory conveyed as part of the Assets shall have a balance sheet value net of reserves determined in accordance with GAAP consistently applied of not less than $750,000.

                  (d) Attached as Schedule 4.13 is a depreciation schedule prepared as of June 30, 2003 (the "Depreciation Schedule Date") listing each of the Assets that constitutes equipment owned or leased by XeQute by class (collectively, the "Equipment"). Since the Depreciation Schedule Date: (i) XeQute has not sold or otherwise disposed of any item of the Equipment except in the ordinary course of business and, in the case of any item of Equipment having a value in excess of $5,000, without obtaining a comparable replacement; and
(ii) each item of the Equipment has been adequately maintained and is in functional condition.

                  (e) XeQute shall convey to the Buyer at the Closing all of XeQute's right, title and interest in and to all such tangible personal property (including the Equipment), free and clear of all Liens, except for those items of Equipment leased by XeQute as set forth in Schedule 4.13.

                  (f) No Person other than XeQute owns any tangible personal property located at the premises of XeQute or used in the operation of XeQute's business lines, except for items of Equipment leased to XeQute, which leased Equipment is set forth on Schedule 4.13.

                  4.14 Intellectual Property.

                  (a) XeQute is the owner of all, or has a valid, binding and transferable license or right to use, sell and license all of the Intellectual Property currently used or contemplated or necessary to be used in connection with XeQute's business lines and the Assets. Schedule 4.14 sets forth a complete list of all of such Intellectual Property.

                           (i) XeQute, directly or indirectly, owns or has the
valid right to use pursuant to license agreements (the "License Agreements") all Intellectual Property currently used or contemplated or necessary to be used in connection with XeQute's business lines and the Assets. Schedule 4.14 sets forth a complete list of all of the License Agreements.

                           (ii) Schedule 4.14 sets forth a complete and accurate
list of all inventions and United States, international and state (i) Patents and patent applications, (ii) Trademark registrations and applications and unregistered Trademarks, (iii) internet domain names, and (iv) Copyright registrations and applications, and unregistered Copyrights, including websites and Software, indicating for each, the applicable jurisdiction, registration number (or application number), date issued (or date filed) and descriptions of such inventions, Patents, Trademarks, or Copyrights, owned by XeQute or any other person currently used or contemplated or necessary to be used in connection with XeQute's business lines and the Assets listed on Schedule 4.14.

                           (iii) Except as set forth on Schedule 4.14, the
Intellectual Property set forth on Schedule 4.14 is solely and exclusively owned by XeQute free and clear of all Liens or other engagements, and as for all registered Intellectual Property XeQute is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each registration and application for any Patent, Trademark, Internet domain name and Copyright. Except as set forth on Schedule 4.14, all of the registrations or applications set forth on Schedule 4.14 are valid and subsisting, in full force and effect, and have not been cancelled, expired, or abandoned. There is no pending or, to any Seller's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the items set forth on
Schedule 4.14.

                           (iv) Except as set forth on Schedule 4.14, there are
no settlements, injunctions, forbearances to sue, consents, judgments, or orders or similar obligations to which any Seller is a party or is otherwise bound, which (i) restrict XeQute's rights to use any Intellectual Property set forth on
Schedule 4.14, (ii) restrict XeQute's business lines in order to accommodate a third party's Intellectual Property rights or (iii) permit third parties to use any Intellectual Property which would otherwise infringe any Intellectual Property set forth on Schedule 4.14. XeQute has not licensed or sublicensed its rights in any Intellectual Property set forth on Schedule 4.14 other than pursuant to the License Agreements set forth on Schedule 4.14 and no royalties, honoraria or other fees are payable by XeQute for the use of or right to use any Intellectual Property in connection with XeQute's business lines as currently conducted or contemplated to be conducted, except pursuant to the License Agreements set forth on Schedule 4.14.

                           (v) The License Agreements, permits and other
agreements under which any Seller has rights to certain of the Intellectual Property set forth on Schedule 4.14 are valid and binding obligations of XeQute and all other parties thereto, enforceable in accordance with their terms, and there exists no event or condition, which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by XeQute, under any such License Agreement or other agreement set forth on Schedule 4.14.

                           (vi) Each Seller takes reasonable measures to protect
the confidentiality of its Trade Secrets set forth on Schedule 4.14. Except as set forth in Schedule 4.14, no Trade Secret of XeQute set forth on Schedule 4.14 as currently operated or planned to be operated has been improperly disclosed or authorized to be disclosed to any third party.

                           (vii) The conduct of XeQute's business lines as
currently conducted and planned to be conducted does not infringe any Intellectual Property rights owned or controlled by any third party including, without limitation, any other Seller (either directly or indirectly such as through contributory infringement or inducement to infringe) and is not libelous, slanderous, defamatory, violative in any way of any publicity, privacy, or other rights, or obscene. There are no claims or suits pending or, to any Seller's knowledge, threatened, and no Seller has received any notice of a third party claim or suit, (i) alleging that any Seller's activities or the conduct of its businesses infringes upon or constitutes the unauthorized use of the Intellectual Property rights of any third party, nor alleging libel, slander, defamation, or other violation of a personal right, or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property set forth on Schedule 4.14.

                           (viii) To the best knowledge of each Seller, no third
party is misappropriating, infringing, diluting, or otherwise violating any Intellectual Property set forth on Schedule 4.14, and no such claims are pending against a third party by any Seller.

                           (ix) The consummation of the Contemplated Transaction
will not result in the loss or impairment of XeQute's right to own or use any of the Intellectual Property set forth on Schedule 4.14 nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

                           (x) After the deliveries provided for in this
Agreement have occurred, neither any Seller nor any current or former officer, director or employee of a Seller will retain any rights of ownership or use with respect to the Intellectual Property set forth on Schedule 4.14. All Software and inventions currently used by XeQute as set forth on Schedule 4.14, planned to be used by XeQute or necessary for the conduct of, or the planned conduct of XeQute's business lines were either (i) developed by an employee of XeQute, Vertex, Renaissance or DCS within the scope of employment of the employee, (ii) developed by a third-party under a binding work for hire and assignment agreement, or (iii) developed by a third party and transferred and assigned to a Seller under a binding transfer and assignment agreement.

                           (xi) Without limitation to the representations and
warranties set forth elsewhere in this Section 4.14, each Seller represents and warrants that: (i) except as set forth in Schedule 4.14, all right, title and interest in and to the Content set forth on Schedule 4.14 is owned exclusively by XeQute; (ii) XeQute has all rights necessary for the use of the Content listed in Schedule 4.14 in connection with XeQute's business lines as currently conducted and contemplated to be conducted, including the right to copy, publish, display, perform, distribute, transmit and create derivative works from the Content in all formats via all current sales and distribution channels of XeQute, including magazines and over the Internet; (iii) all Content owned by XeQute set forth on Schedule 4.14 was either developed by (a) employees of XeQute, Vertex, Renaissance or DCS within the scope of their employment, or (b) independent contractors who have assigned their rights to XeQute pursuant to written agreements; (iv) there are no restrictions on the Content owned by XeQute; and (v) no element or aspect of the Content contains or constitutes defamatory, disparaging, obscene, materially erroneous or misleading material, nor does it violate the privacy, publicity or other personal rights of any third party.

                  (b) Schedule 4.14 contains a list of all Trademarks of XeQute used in connection with XeQute's business lines as currently conducted or contemplated to be conducted, along with any applicable Trademark registration or application numbers. Without limitation to the representations and warranties set forth above in this Section 4.14, each Seller represents and warrants that:
(i) the Trademarks set forth on Schedule 4.14 have been in continuous use by XeQute or its immediate transferor (Vertex, Renaissance or DCS) at all times since their date of first use by XeQute or the relevant transferor; (ii) there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks; (iii) XeQute has used its best efforts to police the Trademarks set forth on Schedule 4.14 against third party infringement to avoid a reasonable claim of invalidation of each such Trademark; and (iv) the registered Trademarks set forth on Schedule 4.14 have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective Trademark registration certificates or applications.

                  4.15 Benefit Plans.

                  (a) Attached to this Agreement as Schedule 4.15 is a list of:
(a) all of XeQute's employees who will be offered employment by the Buyer (the employees who accept such offer will herein be referred to as the "Employees");
(b) each such employee's salary rate, including separately designated base pay and incentive and deferred compensation (and except as specifically indicated such compensation represents the entire compensation paid or payable to each such employee by XeQute and all its Affiliates); and (c) a list and description of all Benefit Plans (as defined below) maintained by XeQute with respect to XeQute`s business lines and the Assets. None of the employees listed on Schedule 4.15(a) has entered into any employment, severance, change of control or other individual agreement covering the terms of their employment with any of the Sellers. True and complete copies of (x) all Benefit Plans, including any insurance contracts under which benefits are provided, as currently in effect, and (y) a summary plan description for each Benefit Plan, if any was required by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to be prepared and distributed to participants. As used in this Agreement, a "Benefit Plan" means any deferred compensation, pension, profit sharing, stock option, stock purchase, savings, group insurance or retirement plan, and all vacation pay, severance pay, incentive compensation, consulting, bonus and other employee benefit or fringe benefit plans or arrangements maintained by XeQute or any Affiliate of XeQute effective as of Closing or with respect to which contributions are or were (within such six years prior to Closing) made by XeQute or the transferor of any of the Assets to XeQute (including health, life insurance and other benefit plans maintained for retirees). No Benefit Plan is or was a defined benefit plan subject to ERISA or a "Multi-Employer Plan" within the meaning of section 4001(a)(3) of ERISA. Neither XeQute nor any affiliate currently has any liability to make any withdrawal liability payment to any Multi-Employer Plan. Each Benefit Plan that provides medical benefits has been operated in compliance with all requirements of sections 601 through 608 of ERISA and either (a) Section 162(i)(2) and K of the Code and regulations thereunder (prior to 1989) or (b) Section 4980B of the Code and regulations thereunder (after 1988), relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease, as applicable. A listing of all former employees of XeQute or the transferor of any of the Assets to XeQute, and/or dependents or former dependents of current or former employees of any Seller, who are presently purchasing continuation coverage from any such Benefit Plan are listed on the attached Schedule 4.15.

                  (b) No Benefit Plan maintained by XeQute provides post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits.

                  (c) All contributions to, and payments from, the Benefit Plans which may have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or section 412 of the Code, have been made. XeQute has funded or will fund each Benefit Plan in accordance with its terms through the Closing, including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through the Closing.

                  (d) To the best of each Seller's knowledge, there have been no statements or communications made or materials provided to any employee or any former employee of any Seller by any Person (including any Affiliate or any employee, officer or director of any Affiliate) which provide for or could be construed as a contract or promise by the Buyer to provide for any pension, welfare, or other insurance-type benefits to any such employee or former employee, whether before or after retirement.

                  (e) There are no current or former Employees who are (i) absent on a military leave of absence and eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act, which in either case would allow any such employee to obtain continuation of or restoration of any employee benefit plan benefits, contributions or accruals related to the period of such leave.

                  (f) With respect to each Benefit Plan, no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred which could give rise to any liability or Tax under ERISA or the Code on the part of the current or future fiduciaries of such Benefit Plan, and no civil or criminal action brought pursuant to part 5 of Title I of ERISA is pending or is threatened in writing or orally against any fiduciary of any such Benefit Plan. Each Benefit Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under ERISA and the Code. The Sellers have filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 or 5500C and 5500R, as applicable, for each Benefit Plan for all years and periods for which such reports were required. Each of the Benefit Plans has been administered at all times, and in all material respects, in accordance with its terms except that in any case in which any Benefit Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision. All of the Benefit Plans which are pension benefit plans have received determination letters from the Internal Revenue Service to the effect that such plans are qualified and exempt from federal income Taxes under sections 401(a) and 501(a), respectively, of the Code, as amended, and no determination letter with respect to any Benefit Plan has been revoked nor, has revocation been threatened, nor has any Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its cost, and no Benefit Plan has been amended in a manner that would require security to be provided in accordance with the Code. No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

                  4.16 No Brokers. Except as disclosed in Schedule 4.16, the Sellers have not engaged any broker, agent or other third party that will have, as a result of the Contemplated Transaction, any right, interest or valid claim against XeQute or the Buyer for any fee, commission, or other compensation as a finder or broker because of any act or omission by any Seller or by any agent of any Seller. Sellers' Indemnifying Party shall, jointly and severally, defend, indemnify and hold each Buyer Indemnified Party free and harmless from and against any and all of the Buyer's Losses by any Person or broker claiming to have been engaged by, or on behalf of, any Seller or with whom any Seller is claimed to have made an agreement for compensation.

                  4.17 No Undisclosed Liabilities. Except as disclosed in
Schedule 4.17, no Seller has any liability or obligation of any nature relating to the Assets or XeQute's business lines, whether due or to become due, absolute, contingent or otherwise, including liabilities for or in respect of federal, state and local Taxes and any interest or penalties relating thereto, except liabilities disclosed on the consolidated and consolidating balance sheet included as part of Vertex's financial statements included as part of the SEC Reports or as disclosed in the June 30, 2003 balance sheet of XeQute referred to herein.

                  4.18 True and Complete as of the Closing Date; No Untrue Statement. The warranties and representations by the Sellers set forth in this Agreement shall be true and complete on the Closing Date. None of the representations or warranties made pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or warranty not misleading.

                  4.19 Certain Affiliate Transactions. Except as set forth in the SEC Reports and Schedule 4.19, no Affiliate (each, an "Interested Person") and no member of the immediate family of an Interested Person, directly or indirectly: (i) owns any material interest in any corporation, partnership, limited liability company, proprietorship or other entity which sells to or purchases products or services from XeQute; (ii) has any cause of action or claim whatsoever against XeQute or any of the Assets; or (iii) holds a beneficial interest in any contract or agreement relating to the operation of XeQute's business lines or to which XeQute is a party or by which XeQute may be bound.

                  4.20 Immigration and Nationality Act. XeQute is in compliance with the terms and provisions of the Immigration and Nationality Act (the "Immigration Act") for each of the Employees for whom compliance with the Act is required. XeQute has obtained and has retained a complete and true copy of each of the Employees' Form I-9 (Employment Eligibility Verification Form) and all other records or documents prepared, procured or retained by any Seller pursuant to the Immigration Act. XeQute has not been cited, fined, served with a Notice of Intent to Fire or with a Cease and Desist Order, nor, to the best knowledge of the Sellers has any action or administrative proceeding been initiated or threatened against the Sellers by reason of any actual or alleged failure to comply with the Immigration Act.

                  4.21 Investment Representation. XeQute is taking the shares of the Buyer it will receive as part of the Purchase Price as an investment and without a view to distribution. The Sellers acknowledge that (i) such shares of the Buyer will not be registered under the Securities Act and the holder thereof must continue to bear the economic risk of its investment until and unless the offer and sale or other distribution thereof is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; and (ii) a restrictive legend will be placed on the certificates for such shares and a notation made on the appropriate records of the Buyer indicating such restriction on resale or other transfer.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  The Buyer hereby represents and warrants to the Sellers that the following facts and circumstances are now, and covenants that, except as otherwise contemplated in this Agreement, will be on and as of and on the Closing Date, true and correct.:

                  5.1 Existence and Power. The Buyer (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation, (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party. and (c) has authorized but unissued shares of its Class A Common Stock sufficient to pay the Purchase Price and upon issuance such shares will be duly authorized, fully paid and non-assessable shares of its class A Common Stock.

                  5.2 Authorization; No Contravention. The execution, delivery and performance by the Buyer of this Agreement and each of the other Transaction Documents to which it is a party, (a) have been duly authorized by all necessary corporate action, (b) do not contravene the terms of the Buyer's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Buyer or any Requirement of Law applicable to the Buyer and (d) do not violate any Orders of any Governmental Authority against, or binding upon, the Buyer, excluding from the foregoing clauses (c) and (d) violations, conflicts, breaches, defaults, contraventions and creation of Liens that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, prospects, operations or financial condition of the Buyer (the "Condition of the Buyer") or on the ability of the Buyer to consummate the transactions contemplated by this Agreement.

                  5.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Buyer of this Agreement and each of the other Transaction Documents to which it is a party or the consummation of the Contemplated Transaction.

                  5.4 Binding Effect. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by the Buyer and constitute the legal, valid and binding obligations of the Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  5.5 Broker's, Finder's or Similar Fees. Except as listed on
Schedule 5.5, the Buyer has not engaged any broker, agent or other third party that will have, as a result of the Contemplated Transaction, any right, interest or valid claim against the Sellers or the Buyer for any fee, commission, or other compensation as a finder or broker because of any act or omission by the Buyer or by any agent of the Buyer. The Buyer Indemnifying Party shall, jointly and severally, defend, indemnify and hold Sellers Indemnified Party free and harmless from and against any and all of the Sellers' Losses by any Person or broker claiming to have been engaged by, or on behalf of, the Buyer or with whom the Buyer is claimed to have made an agreement for compensation.

                  5.6 Litigation. Except as disclosed in the Buyer's filings under the Exchange Act and the Securities Act since July 31, 2000, there are no Claims pending or, to the knowledge of the Buyer, threatened, at law, in equity, in arbitration or before any Governmental or Regulatory Authority against the Buyer that, individually or in the aggregate, have resulted in or could reasonably be expected to have a material adverse affect on the Buyer's business, prospects, operations, financial condition or the performance of its obligations hereunder or the Contemplated Transaction, and the Buyer has not received any notice of any such Claims. No Order has been issued by any court or other Governmental or Regulatory Authority against the Buyer or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents. The Buyer has no knowledge of any facts or circumstances which might reasonably form the basis for any such Claim or Order.

                  5.7 SEC Filings; Financial Statements.

                  (a) The Buyer has filed all forms, reports, schedules, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since July 31, 2000. The filings, including any financial statements or schedules included or incorporated therein by reference, (i) comply in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those filings, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those filings, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated balance sheets included in or incorporated by reference into the above described filings (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Buyer as of the dates set forth in those consolidated balance sheets and each of the consolidated statements of income and of cash flows included in or incorporated by reference into such filings (including any related notes and schedules) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Buyer and the consolidated subsidiaries of the Buyer for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-QSB of the Commission) consistently applied throughout the periods indicated. All of such balance sheets and statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of the Buyer and the consolidated subsidiaries of the Buyer as of July 31, 2002, including the notes related thereto, neither the Buyer nor any subsidiary of the Buyer has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations that, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the Condition of the Buyer.

                  5.8 Compliance with Laws. The Buyer (i) has all Permits that are necessary for the conduct of its business lines; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any such Permit, except as could not reasonably be expected to have a material adverse effect on the Condition of the Buyer.

                  5.9 Real Property. The Buyer does not own any real property. Copies of the Buyer Real Property Leases, together with all amendments, supplements and side letters thereto, have been delivered to Sellers by the Buyer. Subject to the terms of the Buyer Real Property Leases, the Buyer has a valid and subsisting leasehold estate in and the right to quiet enjoyment to each parcel of property demised under the Buyer Real Property Leases for the full term of the respective Buyer Real Property Leases. The Buyer Real Property Leases are in full force and effect and are enforceable in accordance with their respective terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally. The Buyer has not assigned, pledged, mortgaged, hypothecated or otherwise transferred the Buyer Real Property Leases. There are no defaults by any tenant or landlord under the Buyer Real Property Leases, and no event has occurred or failed to occur which, with the giving of notice the passage of time, or both, would constitute a default under the Buyer Real Property Leases. No landlord or tenant under the Buyer Real Property Leases has exercised any option or right to cancel or terminate such Buyer Real Property Leases or shorten the terms thereof.

                  5.10 Taxes. The Buyer has (a) filed with the appropriate Tax authorities all Tax Returns required to be filed prior to the date hereof with respect to the business of the Buyer other than those Tax Returns the failure to file of which would not have a material adverse effect on the Condition of the Buyer and (b) paid or made adequate provision for the payment of all Taxes shown to be due on such Tax Returns.

                  5.11 Intellectual Property. (a) Schedule 5.11 sets forth a complete and accurate list of all inventions and United States, international and state (i) Patents and patent applications, (ii) Trademark registrations and applications and unregistered Trademarks, (iii) internet domain names, and (iv) Copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), date issued (or date filed) and descriptions of such inventions, Patents, Trademarks, or Copyrights, owned by the Buyer. There are no Liens on any of the items set forth on Schedule 5.11.

                  (b) Except as set forth on Schedule 5.11, there are no settlements, injunctions, forbearances to sue, consents, judgments, or orders or similar obligations to which the Buyer is a party or is otherwise bound, which
(i) restrict the Buyer's rights to use any Intellectual Property set forth on
Schedule 5.11, (ii) restrict the Buyer's business in order to accommodate a third party's Intellectual Property rights or (iii) permit third parties to use any Intellectual Property which would otherwise infringe any Intellectual Property set forth on Schedule 5.11. The Buyer has not licensed or sublicensed its rights in any Intellectual Property set forth on Schedule 5.11 other than pursuant to the License Agreements set forth on Schedule 5.11 and no royalties, honoraria or other fees are payable by the Buyer for the use of or right to use any Intellectual Property in connection with the Buyer's business as currently conducted or contemplated to be conducted.

                  (c) The conduct of the Buyer's business as currently conducted and planned to be conducted does not infringe any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe) and is not libelous, slanderous, defamatory, violative in any way of any publicity, privacy, or other rights, or obscene. There are no claims or suits pending or, to the Buyer's knowledge, threatened, and the Buyer has not received any notice of a third party claim or suit, (i) alleging that the Buyer's activities or the conduct of its businesses infringes upon or constitutes the unauthorized use of the Intellectual Property rights of any third party, nor alleging libel, slander, defamation, or other violation of a personal right, or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property set forth on Schedule 5.11.

                  (d) To the best knowledge of the Buyer, no third party is misappropriating, infringing, diluting, or otherwise violating any Intellectual Property set forth on Schedule 5.11, and no such claims are pending against a third party by the Buyer.

                  5.12 Ordinary Course of Business. Except as disclosed in writing to the Sellers prior to the date hereof, since April 30, 2003, (a) the Buyer has not participated in any transaction material to the Condition of the Buyer or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders, (b) the Buyer has not created or assumed any Lien on its Assets, and (c) there has not occurred a material change in any of the Buyer's accounting principles or practice except as required by reason of a change in GAAP.

                  5.13 True and Complete as of the Closing Date; No Untrue Statement. The warranties and representations by the Buyer set forth in this Agreement shall be true and complete on the Closing Date. None of the representations or warranties made pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or warranty not misleading.

                  5.14 No Default or Breach; Contractual Obligations. The Buyer has not received notice of a default and the Buyer is not in default under, or with respect to, any material Contractual Obligation which default would adversely affect the Buyer's ability to meet its obligations hereunder or consummation of the Contemplated Transaction, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

                  5.15 ERISA. All contributions to, and payments from, the benefit plans of the Buyer subject to ERISA which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or section 412 of the Code, have been made. The Buyer has funded or will fund each such plan in accordance with its terms through the Closing, including the payment of applicable premiums on any insurance contract funding such plan for coverage provided through the Closing.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  6.1 Pre-Closing Actions. The following actions shall be carried out by the relevant party prior to the Closing:

                  (a) XeQute Financials. Within 30 days from the date hereof, the Sellers shall deliver to the Buyer full audited financial statements for the business of XeQute for the fiscal year ended September 30, 2002, together with the opinion of its certified public accountant, and unaudited financial statements for the nine month period ended June 30, 2003, which financials shall be in form and substance acceptable to the Buyer. Within 60 days from the date hereof, the Sellers shall deliver to the Buyer full audited financial statements for the business of XeQute for the fiscal year ended September 30, 2003, together with the opinion of its certified public accountant, which financials shall be in form and substance acceptable to the Buyer.

                  (b) Pro Forma Financials. The Sellers shall cooperate and shall cause their certified public accountant to cooperate with the Buyer and the Buyer's certified public accountant in the preparation of pro forma consolidated financial statements meeting the relevant requirements of the Exchange Act and the Securities Act, including making available all such information as may be necessary by virtue of the Buyer and the Sellers having different fiscal years.

                  (c) Sellers' Pre-Closing Financing. The Sellers shall arrange for the Private Placement as promptly as possible and deliver a term sheet to Buyer, which shall be acceptable to Buyer, within two (2) weeks of the date hereof. The Private Placement contemplated by such term sheet may be contingent upon the delivery of the pro forma financials referred to in (b) above confirming the assumptions as to such financials set forth in the term sheet. At the Closing, $1,500,000 of the proceeds (net of all expenses) from the Private Placement will be deposited in a bank account controlled by JAG Media LLC and be for the exclusive benefit of such entity to carry out its activities.

                  (d) Issuance of Series 3 Class B Common Stock to JAG Media LLC. At or prior to the Closing, the Buyer shall issue 20,000 shares of Series 3 Class B Common Stock, par value $0.00001 per share, of Buyer to JAG Media LLC as a contribution to capital.

                  (e) Information Statement. The Buyer shall cause to be prepared an Information Statement which shall inform the Buyer's shareholders of
(i) an amendment to the bylaws of the Buyer providing for an increase as of the Closing in the number of members that constitute the Board of Directors of the Buyer and (ii) the appointment by the existing members of the Board of Directors of the Buyer as of the Closing of new directors nominated by the Sellers, which Information Statement shall be filed with the Commission and shall be distributed to the Buyer's shareholders pursuant to Rule 14f-1 of the Exchange Act not less than 10 calendar days prior to the Closing.

                  (f) Preparation of Filings With Commission. Prior to the Closing, the Buyer shall prepare for filing at or as soon after the Closing as practicable and in any case no later than required by the rules and regulations of the Commission the following:

                           (i) An Information Statement reflecting the required
shareholder actions in order to adopt a new name for the Buyer as determined by the Sellers prior to the Closing to better reflect its business post-Closing (and obtain a new CUSIP number and ticker symbol) and to carry out a recapitalization pursuant to which the Buyer's Class A Common Stock and Series 1 Class B Common Stock shall be exchanged for a new Series 4 Class B Common Stock on a one for one basis, which series shall be issued in and trade in certificated form only, may not be registered in the name of a nominee such as Cede & Co. or the Depository Trust Company, and at all times the name of the beneficial owner thereof shall be reflected on the face of the certificate;

                           (ii) A Form 8-A registration statement under the
Exchange Act with respect to the Buyer's Series 4 Class B Common Stock;

                           (iii) A Form 8-K which shall include the required pro
forma financial statements of XeQute and the Buyer and such other disclosure as required by the Exchange Act with respect to their combined businesses; and

                           (iv) Post-Effective Amendments to the Buyer's
existing Registration Statements on Form SB-2 as may be required by the Contemplated Transaction or a new such registration statement replacing one or more such existing registration statements.

                  (g) D&O Insurance. The Sellers shall negotiate for claims-made directors and officers' liability insurance coverage for the operations of the Buyer and its subsidiaries (including JAG Media LLC) post-Closing, which shall include coverage for Management Stockholders for claims made within three years after the Closing Date for acts prior to the Closing Date.

                  (h) Redemption Trust. The Buyer shall establish a trust and appoint an independent trustee to carry out the mechanics required for the redemption payment for outstanding shares of its Series 2 Class B Common Stock and Series 3 Class B Common Stock.

                  6.2 Filings and Authorizations. The parties hereto shall cooperate and use their respective best efforts to make, or cause to be made, all registrations, filings, applications and submissions, to give all notices and to obtain all governmental or other third party consents, transfers, approvals, Orders and waivers necessary or desirable for the consummation of the Contemplated Transaction in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such registration, filing, application or submission to which the Buyer or the Sellers, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law. The parties hereto also agree to furnish each other with copies of such filings and any correspondence received from any Governmental Authority in connection therewith. The Buyer and the Sellers shall each bear their own respective costs with respect to the matters set forth in this Section 6.2.

                  6.3 Efforts to Consummate. Each of the Sellers and the Buyer shall make their appropriate books and records, personnel and advisers available to the other to permit a thorough due diligence prior to the Closing. Subject to the terms and conditions herein, each of the Sellers and the Buyer, without payment or further consideration, shall use good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable to consummate and make effective, as soon as reasonably practicable, the Contemplated Transaction, including, but not limited to, the obtaining of all the Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing.

                  6.4 Expenses. The Buyer and the Sellers shall each bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement, the Transaction Documents and the Contemplated Transaction, including, without limitation, all fees and expenses of their respective counsel, accountants and other representatives. Notwithstanding the foregoing, the Sellers shall (a) pay all Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement, (b) file all necessary documentation and Tax Returns with respect to such Transfer Taxes and (c) indemnify, defend, and hold harmless the Buyer with respect to such Transfer Taxes.

                  6.5 Obtaining Consents to Assignments. The Sellers shall use commercially reasonable efforts to obtain all the Consents, including the Third Party Consents, as shall be necessary to convey and assign to and vest in the Buyer all of its right, title and interest in and to the Assets, including, without limitation, any Claim, right or benefit arising thereunder or resulting therefrom, as soon as practicable. To the extent that rights under any Contract, Permit or other Asset to be assigned to the Buyer hereunder may not be assigned without the consent of another person, and such consent has not been obtained as of the date hereof, neither this Agreement nor any document executed by the parties hereto in connection with the Contemplated Transaction shall constitute an agreement to assign the same if any attempted assignment would constitute a breach thereof or would be unlawful, and the Sellers shall use commercially reasonable efforts to obtain any such Consents as promptly as possible.

                  6.6 Employment Offers. The Sellers agree to cooperate with the Buyer, at the Buyer's sole and unfettered option, in making offers of post-Closing employment to any of the then-current employees of the Sellers' which offers, if any, the Sellers shall permit such employees, or any one or more of them, to accept without penalty, competing offer or interference.

                  6.7 Post-Closing.

                  (a) Access to Information. The parties hereto acknowledge that, subsequent to the Closing, each party may require access to information or documents that remain in the control or possession of the other party (or its Affiliates) for the purposes of concluding the Contemplated Transaction, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third-party claims (collectively, the "Post-Closing Requirements"). Accordingly, the parties agree that for a period of three (3) years after the Closing each party shall, at the expense of the requesting party and upon written request, make available to the requesting party's agents, independent auditors and/or governmental agencies such documents and information as may be available relating to the Assets for periods prior and subsequent to Closing to the extent necessary to facilitate the Post-Closing Requirements.

                  (b) Forms SB-2. The Buyer shall maintain its current Registration Statements on Form SB-2 filed under the Securities Act in effect following the Closing until all shares have been sold thereunder and options and warrants have expired or until their registration is no longer required under the Securities Act, subject to the issuance by the Commission of any stop order suspending their effectiveness, which the Buyer will promptly take all necessary actions to have lifted. The Buyer shall file a new Registration Statement on Form SB-2 under the Securities Act following the Closing to register the shares of Buyer's Class A Common Stock issued to Bay Point Investment Partners, LLC pursuant to a Subscription Agreement with the Buyer dated June 19, 2003, and RMC 1 Capital Markets, Inc. pursuant to a Placement Agent Agreement with the Buyer dated June 19, 2003, and maintain such registration statement in effect until registration of the shares covered thereby is no longer required under the Securities Act, subject to the issuance by the Commission of any stop order suspending their effectiveness, which the Buyer will promptly take all necessary actions to have lifted.

                  (c) Form S-8. The Buyer shall maintain its current Form S-8 Registration Statement filed under the Securities Act in effect following the Closing until the date on which all options covered thereby have been exercised, subject to the issuance by the Commission of any stop order suspending its effectiveness, which the Buyer will promptly take all necessary actions to have lifted and of which the Buyer shall promptly notify the Management Stockholders.

                  (d) Recapitalization. The Buyer shall carry out the name change and the recapitalization described above 20 days after the Information Statement related thereto being cleared by the Commission and distributed to shareholders. The Buyer shall cause custody only trading in its shares to be continued for a period of at least twelve (12) months after it is first begun, unless the Management Stockholders consent to a shorter period in connection with a listing of the Buyer's Series 4 Class B Common Stock on a national securities exchange or market.

                  (e) Redemption Trust. The Buyer shall take all necessary steps to comply with the intent of the redemption payment trust for Series 2 and 3 Class B Common Stock established prior to Closing to effect its general intent and purpose.

                  (f) Discharge of Indebtedness. The Sellers shall discharge all of their indebtedness and cause to be discharged all of the indebtedness of Renaissance, DCS and Applied Tactical Systems, Inc. promptly after the Closing out of the Purchase Price received hereunder.

                  (g) Lock-up. The Sellers will not declare any dividend or distribution to public shareholders of any portion of the Buyer's shares delivered as part of the Purchase Price (or any shares into which such shares may be converted or exchanged) (the "Shares") until at least twelve (12) months after the Closing Date, and then only if registered in accordance with the requirements of the Securities Act. Also, the Sellers shall not register the Shares (or cause or permit the Shares to be registered) under the Securities Act during the above-referenced twelve (12) month period or sell or otherwise transfer the Shares during such twelve (12) month period, exempt in a private placement except from registration under the Securities Act. Any purchaser of the Shares in a private placement or any other subsequent holder of the Shares shall take the Shares subject to the restrictions contained in this subparagraph and the Shares shall be legended to reflect such restrictions to put any subsequent holder on notice thereof.

                  (h) Reverse Stock Split. The Buyer will not announce or implement any reverse split of its shares of Class A Common Stock (or any shares into which such shares may be converted or exchanged) until at least eighteen
(18) months after the Closing Date.

                  6.8 Employee Matters.

                  (a) Workers' Compensation. The program of workers' compensation subscribed to or maintained by the Sellers shall be liable for any and all covered claims for workers' compensation benefits by the respective employees of the Sellers (collectively, the "Sellers' Workers' Compensation Obligations"). Notwithstanding the foregoing, the program of workers' compensation subscribed to or maintained by the Buyer in connection with the operations of the Sellers' Business Lines shall become, as of the Closing Date, liable for any and all covered claims for workers' compensation benefits by only the Employees, if any, solely to the extent such claims are for injuries or diseases that occurred on or after the Closing Date. The Sellers shall defend, indemnify and hold the Buyer harmless from any all claims that arise out of or relate to the Sellers' Workers' Compensation Obligations.

                  (b) COBRA. The Sellers shall provide the respective employees of the Sellers, other than the Employees, all medical, mental health, vision, dental, and other group health plan benefits to which each such employees are entitled, and shall perform all of the other obligations of the Sellers under
Section 4980B of the Code and Sections 601 through 608 of ERISA and any other continuation of health coverage provisions under applicable state law (collectively, the "Sellers' COBRA Obligations"). The Sellers shall defend, indemnify and hold the Buyer harmless from any all claims that arise out of or relate to the Sellers' COBRA Obligations.

                  (c) Management Stockholders. The Management Stockholders shall enter into employment agreements with JAG Media LLC in form and substance satisfactory to all parties thereto prior to the Closing.

                  (d) Liabilities. The Sellers shall retain, and Buyer shall have no responsibility for, any and all liabilities that have arisen or may arise with respect to (i) any Benefit Plan, other than with respect to accrued vacation of the Employees, (ii) any employee or former employee who is not an Employee, and (iii) any Employee to the extent attributable to events or circumstances occurring or existing on or prior to the Closing Date.

                  6.9 Accounts Receivable. In the event that the Buyer or the Sellers shall, following the Closing Date, receive any third party payments with respect to accounts receivable belonging to the other, each shall remit the full amount of such payment to the other within ten (10) Business Days after the receipt thereof.

                  6.10 Public Disclosure. The Buyer, on the one hand, and the Sellers, on the other hand, will consult with each other before issuing any press release or otherwise making any public statement with respect to: (i) the purchase and sale of the Assets; (ii) this Agreement; or (iii) the Contemplated Transaction, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange.

                  6.11 Confidentiality of Agreement and Public Announcements. The parties agree that the terms, conditions and existence of this Agreement shall be treated as the parties' confidential information and that no reference to the terms, conditions or existence of this Agreement or to activities pertaining thereto may be made in any form of public or commercial announcement or advertising without the prior consent of the parties; provided, however, that the parties may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by applicable law; or (iii) to legal counsel of the parties.

                  6.12 Adjustments. The following shall be apportioned and prorated or the other indicated action shall be taken as of 11:59 P.M. (Eastern
Time) of the day immediately preceding the Closing Date:

                  (a) Amounts that are payable by XeQute to its Affiliates shall be cancelled.

                  (b) Other amounts as may be agreed by the parties hereto.

                                  ARTICLE VII

                 CONDITIONS TO THE OBLIGATION OF BUYER TO CLOSE

                  The obligation of the Buyer to purchase the Assets and perform any obligations hereunder shall be subject to the satisfaction or waiver by the Buyer, of the following conditions on or before the Closing Date.

                  7.1 Representations and Warranties. The representations and warranties of the Sellers contained in Article IV hereof shall be true and correct in all respects (except for any such representations and warranties that are qualified by their terms to materiality or material adverse effect, which representations as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date and the Buyer shall have received a certificate to that effect from the appropriate officer(s) of the Sellers, in his or her official capacity and the results of Buyer's due diligence investigation of XeQute, the Assets and the Assumed Liabilities shall be satisfactory to Buyer in the exercise of its own judgment and at its sole discretion.

                  7.2 Compliance with this Agreement. The Sellers shall have performed and complied in all material respects with all of their agreements set forth herein that are required to be performed by the Sellers on or before the Closing Date. The Sellers shall have executed and delivered to the Buyer all of Sellers' Closing Documents, each of which shall be in form and substance reasonably acceptable to the Buyer.

                  7.3 Officer's Certificate of the Sellers. The Buyer shall have received a certificate from Vertex and XeQute, in form and substance reasonably satisfactory to the Buyer, dated the Closing Date, and signed by the Chief Executive Officer of each Seller, certifying as to the matters, among other things, set forth in Section 7.1 and Section 7.2, and certifying that certificate of incumbency and the attached copies of the resolutions of the board of directors of the Sellers and the shareholders of XeQute certified as true and of full force and effect as of the Closing Date approving the execution, performance and delivery of the Agreement, the Transaction Documents, the Sellers' Closing Documents and the Contemplated Transaction and all of the other documents to be executed and performed by the Sellers, in connection with the Contemplated Transaction, are all true, complete and correct and remain unamended and in full force and effect as of the Closing (the "Sellers' Officer's Certificates").

                  7.4 Opinion of Counsel. The Buyer shall have received Sellers' Opinion.

                  7.5 Consents and Approvals. All consents, waivers, estoppels, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Sellers which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Sellers of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect (collectively, the "Consents").

                  7.6 Consent of Lien Holders. The Lien Holders shall have consented to the transfer of the Assets contemplated by this Agreement and shall have released their security interest in any and all Liens with respect to the Assets.

                  7.7 Allocation of Purchase Price. The Sellers and the Buyer shall have agreed to the Allocation.

                                  ARTICLE VIII

              CONDITIONS TO THE OBLIGATION OF THE SELLERS TO CLOSE

                  The obligation of the Sellers to transfer the Assets and the obligation of the Sellers to perform their other obligations hereunder shall be subject to the satisfaction or waiver by the Sellers of the following conditions on or before the Closing Date:

                  8.1 Representations and Warranties. The representations and warranties of the Buyer contained in Article V hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representations as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

                  8.2 Compliance with this Agreement. The Buyer shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Buyer on or before the Closing Date. The Buyer shall have executed and delivered to the Sellers all of the Buyer's Closing Documents, each of which shall be in form and substance reasonably acceptable to the Sellers.

                  8.3 Officer's Certificate of the Buyer. The Sellers shall have received a certificate from the Buyer, in form and substance reasonably satisfactory to the Sellers, dated the Closing Date, and signed by the Chief Executive Officer of the Buyer, certifying as to the matters, among other things, set forth in Section 8.1 and Section 8.2, and certifying that certificate of incumbency and the attached copies of the resolutions of the Board of Directors of the Buyer certified as true and of full force as of the Closing Date approving the execution, performance and delivery of the Agreement, the Transaction Documents, the Buyer's Closing Documents and the Contemplated Transaction and all of the other documents to be executed and performed by the Buyer, in connection with the Contemplated Transaction, are all true, complete and correct and remain unamended and in full force and effect and certify (the "Buyer's Officer's Certificates").

                  8.4 Opinion of Counsel. The Sellers shall have received Buyer's Opinion.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  9.1 Sellers Indemnification. Subject to the terms and conditions of this Article IX, the Sellers, jointly and severally, agree to indemnify and hold harmless the Buyer, its officers, directors, shareholders and Affiliates and the successors and assigns of each of them (the party or parties being indemnified under this Section 9.1 collectively referred to herein as, the "Buyer Indemnified Party") from and against each and every demand, claim, loss, liability, damages, cost and expense of any nature whatsoever (including, without limitation, interest, penalties, court costs, reasonable costs of preparation and investigation, reasonable attorneys', accountants', and other professional advisors' fees directly accruing from such damages and disbursements) (collectively, "Losses") imposed upon or incurred by the Buyer Indemnified Party, directly or indirectly resulting from or arising out of (i) any breach of any representation or warranty of the Sellers contained herein and any actual or threatened action or proceeding in connection therewith, (ii) any failure to comply with any covenant or other agreement of the Sellers contained herein and any actual or threatened action or proceeding in connection therewith, (iii) any claim or demand for commission or other compensation arising out of the transactions contemplated by this Agreement by any broker, finder or agent claiming to be entitled thereto resulting from an act or acts of the Sellers, or (iv) any other liability or obligation of the Sellers which is not an Assumed Liability. Each matter for which the Sellers have agreed to provide indemnification pursuant to this Section 9.1 is hereinafter referred to individually as a "Buyer Claim" and collectively as the "Buyer Claims".

                  9.2 Buyer Indemnification. Subject to the terms and conditions of this Article IX, the Buyer agrees to indemnify and hold harmless the Sellers, their officers, directors, shareholders and Affiliates and the successors and assigns of each of them (the party or parties being indemnified under this Section 9.2 collectively referred to herein as the "Sellers Indemnified Party") (either of the Sellers Indemnified Party or the Buyer Indemnified Party shall be referred to hereinafter as an "Indemnified Party") from and against Losses imposed upon or incurred by the Sellers Indemnified Party, directly or indirectly resulting from or arising out of (i) any breach of any representation or warranty of the Buyer contained herein and any actual or threatened action or proceeding in connection therewith, (ii) any failure to comply with any covenant or other agreement of the Buyer contained herein and any actual or threatened action or proceeding in connection therewith, (iii) any claim or demand for commission or other compensation arising out of the transactions contemplated by this Agreement by any broker, finder or agent claiming to be entitled thereto resulting from an act or acts of the Buyer, or (iv) any other liability or obligation of the Buyer. Each matter for which the Buyer has agreed to provide indemnification pursuant to this Section 9.2 is hereinafter referred to individually as a "Sellers Claim" and collectively as the "Sellers Claims".

                  9.3 Notification of Indemnifying Party. (a) An Indemnified Party shall, within five (5) Business Days after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the party against which indemnification is being sought (the "Indemnifying Party") under this Article IX, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which they may have to such Indemnified Party under this Article IX unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses, or the Indemnifying Party is otherwise materially prejudiced.

                  (b) In case any Buyer Claim shall be brought against any Buyer Indemnified Party, and it shall notify the Sellers of the commencement thereof, the Buyer Indemnified Party may either (i) elect to defend any such Buyer Claim at the sole cost and expense of the Sellers (who shall pay or reimburse the Buyer Indemnified Party for all reasonable legal fees and expenses incurred in defending any such Buyer Claim as they are incurred) or (ii) if the Buyer Indemnified Party so elects, the Sellers shall be entitled to assume the defense thereof at their own expense by so notifying the Buyer Indemnified Party within ten (10) Business Days of receipt of the notice of the commencement of any Buyer Claim with counsel satisfactory to such Buyer Indemnified Party in its reasonable judgment; provided, however, that any Buyer Indemnified Party may if it elects to have the Sellers defend the Buyer Claim, at its own expense, retain separate counsel to participate in such defense at its own expense. If the Buyer Indemnified Party permits the Sellers to defend any Buyer Claim and the Sellers do not provide notice to the Buyer Indemnified Party of its assumption of the defense of a Buyer Claim within ten (10) Business Days of notice of the commencement of a Buyer Claim, the Buyer Indemnified Party shall have the right to employ counsel in connection with the defense of such Buyer Claim; provided, that the Sellers shall not be liable for the fees and expenses of more than one counsel to all Buyer Indemnified Parties.

                  (c) In case any Seller Claim shall be brought against any Sellers Indemnified Party, and it shall notify the Buyer of the commencement thereof, the Sellers Indemnified Party may either (i) elect to defend any such Seller Claim at the sole cost and expense of the Buyer (who shall pay or reimburse the Sellers Indemnified Party for all legal reasonable fees and expenses incurred in defending any such Seller Claim as they are incurred) or
(ii) if the Sellers Indemnified Party so elects, the Buyer shall be entitled to assume the defense thereof at its own expense by so notifying the Sellers Indemnified Party within ten (10) Business Days of receipt of the notice of the commencement of any Seller Claim with counsel satisfactory to such Sellers Indemnified Party in its reasonable judgment, which proceedings shall be diligently prosecuted by the Indemnifying Party to a final conclusion or settled; provided, however, that any Sellers Indemnified Party may if it elects to have the Buyer defend the Seller Claim, at its own expense, retain separate counsel to participate in such defense at its own expense. If the Sellers Indemnified Party permits the Buyer to defend any Seller Claim and the Buyer does not provide notice to the Sellers Indemnified Party of its assumption of the defense of a Seller Claim within ten (10) Business Days of notice of the commencement of a Seller Claim, the Sellers Indemnified Party shall have the right to employ counsel in connection with the defense of such Seller Claim; provided, that the Buyer shall not be liable for the fees and expenses of more than one counsel to all Sellers Indemnified Parties.

                  (d) The Indemnifying Party agrees that it will not, without the prior written consent, which consent shall not be unreasonably withheld, of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim and (ii) does not require any action other than the payment of money. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld.

                  (e) Notwithstanding the provisions of paragraphs (b) and (c) in this Section 9.3: (A) the Indemnifying Party may not assume the defense if any claim or demand is asserted by a Person other than a party to this agreement (the "Third Party Claim") (including any impleaded parties) including both the Indemnifying Party and any Indemnified Party and representation of both such parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case any Indemnified Party shall have the right to defend the Third Party Claim and to employ counsel at the expense of the Indemnifying Party; (B) if there is a reasonable probability that a Third Party Claim may materially and adversely affect the Indemnified Party and such damage will either be irreparable, or not compensable by money damages, or if compensable by money damages, such money damages would be difficult or impossible to calculate, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise and settle such claim; and (C) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term the release by the claimant of the Indemnified Party from all liability in respect of such Third Party Claim.

                  (f) Any Buyer Claim under Section 9.1(i) and any Sellers Claim under Section 9.2(i) must be notified to the Indemnifying Party under Section 9.3(a) above within one year from the date hereof in order to constitute a valid Buyer Claim or valid Sellers Claim which is entitled to indemnification hereunder; provided, that any Buyer Claim under Section 9.1(i) arising out of, or relating to, a breach of the representation and warranty contained in Section
4.11 hereof must be notified to the Indemnifying Party under Section 9.3(a) above within sixty (60) calendar days after the expiration of the applicable statute of limitation (including all periods of tolling and extension, whether automatic or permissive) with respect to such representation and warranty in order to constitute a valid Buyer Claim. Any other Buyer Claim or Sellers Claim must be notified to the Indemnifying Party under Section 9.3(a) above within two years from the date hereof in order to constitute a valid Buyer Claim or a valid Sellers Claim which is entitled to indemnification hereunder.

                                   ARTICLE X

                                  MISCELLANEOUS

                  10.1 Interpretation. In this Agreement, unless the context otherwise requires:

                  (a) references to this Agreement include the attached Schedules and Exhibits, as supplemented and amended, which Schedules and Exhibits are hereby incorporated into and made a part of this Agreement;

                  (b) references to any party to this Agreement shall include references to its respective successors and permitted assigns;

                  (c) references to a judgment shall include references to any order, writ, injunction, decree, determination or award of any court or tribunal;

                  (d) references to the "Code" shall mean the Internal Revenue Code of 1986, as amended, and all implementing rules and regulations under the Code and any future corresponding laws, rules and regulations;

                  (e) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties thereto from time to time;

                  (f) references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time and shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise;

                  (g) the word "including" shall mean "including without limitation";

                  (h) references to the "best knowledge" of a party means the actual or constructive knowledge of any director, officer, or managerial-level employee of such party; and

                  (i) references to "best efforts" shall mean commercially reasonable and shall exclude the payment of monies to third parties who are not employees or agents of such party required to make reasonable best efforts, other than for incidental costs and expenses.

                  10.2 Survival of Representations and Warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement until the first anniversary of the Closing Date

                  10.3 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (i) if to the Buyer:

                               JAG Media Holdings, Inc.
                               6865 SW 18th Street
                               Suite B-13
                               Boca Raton, Florida 33433
                               Facsimile No.:  561-393-6018
                               Attention:    Thomas J. Mazzarisi
                                             Executive Vice President & Chief
                                             Financial Officer

                               with a copy to:

                               Morgan, Lewis & Bockius LLP
                               101 Park Avenue
                               New York, New York 10178
                               Facsimile: 212-309-6273
                               Attention: W. Preston Tollinger, Esq.

                          (ii) if to any of the Sellers:

                               c/o Vertex Interactive, Inc.
                               140 Route 17 North
                               Suite 250
                               Paramus, New Jersey 07562
                               Facsimile: 908-756-2332
                               Attention:    Nicholas R.H. Toms,
                                             Chief Executive Officer
                               with a copy to:

                               Law Offices of Jeffrey D. Marks, P.C.
                               415 Clifton Avenue
                               Clifton, NJ  07012
                               Attention:    Jeffrey D. Marks, Esq.

                  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.3 designate another address or Person for receipt of notices hereunder.

                  10.4 Consented Assignment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Contractual Obligation if such attempted assignment without the consent of another party would: (i) constitute a breach of, or in any material way affect the rights of any Seller under, any Contract; (ii) be ineffective; or (iii) materially affect Sellers' rights under any Contract so that the Buyer would not in fact receive all such rights. Each Seller shall cooperate in any reasonable arrangement designed to provide for the Buyer the benefits under any Contract, including enforcement of any and all rights of such Seller against the other party or parties to any Contract arising out of the breach or cancellation by such other party or otherwise.

                  10.5 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No party may assign any of its rights or obligations under this Agreement or the other Transaction Documents without the written consent of all of the parties hereto. Notwithstanding the foregoing, the Buyer may designate a wholly-owned subsidiary to be the transferee of all Assets and Assumed Liabilities being transferred hereunder, provided that the Buyer shall remain fully liable for the performance of all its obligations under this Agreement. Except as provided in Article IX, and except for JAG Media LLC and the Management Stockholders with respect to all covenants relating to any of them including all the post closing covenants of the Buyer in Section 6.7, no Person, other than the parties hereto and their successors and permitted assigns, is intended to be a beneficiary of this Agreement.

                  10.6 Amendment and Waiver.

                  (a) No failure or delay on the part of the Buyer or the Sellers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Buyer or the Sellers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Buyer and the Sellers, and (ii) only in the specific instance and for the specific purpose for which made or given.

                  10.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  10.8 Headings and References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                  10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

                  10.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  10.11 No Damages for Failure to Close. In the event that any party hereto fails to fulfill a condition precedent to Closing or to make a required delivery at Closing and the Contemplated Transaction is not consummated, no party shall have any liability to any other party by virtue thereof and each party shall bear its own expenses related hereto.

                  10.12 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  10.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.




      [Remainder of Page Left Blank Intentionally; Signature Page Follows]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                           XEQUTE SOLUTIONS, INC.


                                           By:  /s/ Nicholas R.H. Toms
                                                --------------------------------



                                           XEQUTE SOLUTIONS PLC


                                           By:  /s/ Nicholas R.H. Toms
                                                --------------------------------



                                           VERTEX INTERACTIVE, INC.


                                           By:  /s/ Nicholas R.H. Toms
                                                --------------------------------
                                                Nicholas R.H. Toms
                                                Chief Executive Officer


                                           JAG MEDIA HOLDINGS, INC.


                                           By:  /s/ Gary Valinoti
                                                --------------------------------
                                                Gary Valinoti
                                                Chief Executive Officer


                  [Signature Page to Asset Purchase Agreement]

                                    Exhibit A

                 Form of Instrument of Assignment and Assumption

This Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") is made and entered into as of _____________, 2003, by and between XeQute Solutions, Inc., a Delaware corporation ("Assignor"), and JAG Media Holdings, Inc., a Nevada corporation ("Assignee").

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement, dated as of _______________, 2003, among Assignor, XeQute Solutions PLC, Vertex Interactive, Inc. and Assignee (the "Purchase Agreement"), pursuant to which Assignee has purchased substantially all of the assets of Assignor; and

WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign certain rights and agreements to Assignee, and Assignee has agreed to assume certain obligations of Assignor, as set forth herein, and this Assignment and Assumption Agreement is contemplated by Section 2.3(a) of the Purchase Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2. Assignment and Assumption. Effective as of 1:00 p.m. (New York time) on _________, 2003 (the "Effective Time"), Assignor hereby assigns, sells, transfers and sets over (collectively, the "Assignment") to Assignee all of Assignor's right, title, benefit, privileges and interest in and to all of the Contracts set forth on Schedule A hereto and any of the Assets not effectively conveyed by the Bill of Sale of Assignor in favor of Assignee of even date herewith, and delegate to Assignee all of Assignor's burdens, obligations and liabilities in connection with, each of the Assumed Liabilities set forth on Schedule B hereto. Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Assignor to be observed, performed, paid or discharged from and after the Closing, in connection with the Assumed Liabilities. Assignee assumes no liabilities other than those specifically enumerated in the amounts indicated on Schedule B hereto.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to Assignor's representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities, are incorporated herein by this reference. Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

                                   Exhibit A-1

4. Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

5. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No party may assign any of its rights or obligations under this Agreement without the written consent of all of the parties hereto.

6. Amendment and Waiver. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Assignor or the Assignee from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Assignor and the Assignee, and (ii) only in the specific instance and for the specific purpose for which made or given.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

8. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:                                   ASSIGNEE:
- --------                                    --------

XEQUTE SOLUTIONS, INC.                      JAG MEDIA HOLDINGS, INC.
a Delaware corporation                      a Nevada corporation


By:   __________________________,           By:   ___________________________,
      Name:____                                            Name:
      Title:___                                            Title:


                                   Exhibit A-2

                                   Schedule A

                            [LIST ASSIGNED CONTRACTS]








                                   Exhibit A-3

                                   Schedule B

                           [LIST ASSUMED LIABILITIES]







                                   Exhibit A-4

                                    Exhibit B

                                  Bill of Sale


1. Sale and Transfer of Assets. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.3(c) of that certain Asset Purchase Agreement, dated as of _______________, 2003, among XeQute Solutions, Inc., XeQute Solutions PLC, Vertex Interactive, Inc. and JAG Media Holdings, Inc. (the "Purchase Agreement"), to which XeQute Solutions, Inc., a Delaware corporation (the "Seller"), and JAG Media Holdings, Inc., a Nevada corporation (the "Buyer"), are parties, Seller hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, effective as of 1:00 p.m. (New York time) on _________, 2003 (the "Effective Time"), all of Seller's right, title and interest in and to all of the Assets (as such term is defined in the Purchase Agreement), including, without limitation, all of the Assets set forth on Schedule A hereto.

2. Further Actions. Seller covenants and agrees to warrant and defend the sale, transfer, assignment, conveyance, grant and delivery of the Assets hereby made against all persons whomsoever, to take all steps reasonably necessary to establish the record of Buyer's title to the Transferred Items and, at the request of Buyer, to execute and deliver further instruments of transfer and take such other action as Buyer may reasonably request to more effectively transfer and vest in Buyer each of the Transferred Items, all at the sole cost and expense of Seller.

3. Power of Attorney. Without limiting Section 2 hereof, Seller hereby constitutes and appoints Buyer the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller but on behalf and for the benefit of Buyer and its successors and assigns, from time to time:

                  (a) to demand, receive and collect any and all of the Transferred Items and to give receipts and releases for and with respect to the same, or any part thereof;

                  (b) to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Buyer or its successors and assigns may deem proper in order to collect or reduce to possession any of the Transferred Items and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

                  (c) to do all things legally permissible, required or reasonably deemed by Buyer to be required to recover and collect the Transferred Items and to use Seller's name in such manner as Buyer may reasonably deem necessary for the collection and recovery of same,

         Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.


                                  Exhibit B-1

4. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to Seller's representations, warranties, covenants, agreements and indemnities relating to the Transferred Items, are incorporated herein by this reference. Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of _________, 2003.



XEQUTE SOLUTIONS, INC.
a Delaware corporation


By:   ______________________________
      Name:
      Title:


                                  Exhibit B-2

                                   Schedule A

                                [LIST OF ASSETS]









                                  Exhibit B-3

                                    Exhibit C

                           Opinion of Sellers' Counsel

JAG Media Holdings, Inc,
6865 SW 18th Street
Suite B-13
Boca Raton, Florida 33433
Attn: Board of Directors


Re: Asset Purchase Agreement, dated _________, 2003, among XeQute Solutions, Inc., XeQute Solutions PLC, Vertex Interactive, Inc. and JAG Media Holdings, Inc. (the "Agreement")


Gentlemen:

         We have acted as special counsel for Vertex Interactive, Inc., a New Jersey corporation ("Vertex"), XeQute Solutions PLC, an English company and wholly-owned subsidiary of Vertex ("PLC"), and XeQute Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of PLC ("XeQute" and collectively with Vertex and PLC, the "Sellers" or severally, a "Seller") in connection with the transactions contemplated by the Agreement. This opinion is being given to you pursuant to Section 3.2(e) of the Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

         We have examined originals or copies of the Agreement and the Transaction Documents: In addition, we have examined such other records, documents, certificates of public officials and of the Sellers, made such inquiries of officials of the Sellers, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

         We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Agreement and the Transaction Documents, we have assumed that each party to the Agreement and the Transaction Documents other than the Sellers has the power and authority to execute and deliver, and to perform and observe the provisions of the Agreement and the Transaction Documents, and has duly authorized, executed and delivered the Agreement and the Transaction Documents, and that the Agreement and the Transaction Documents constitute the legal, valid and binding obligations of such party.

         Our opinion in paragraph (a) below as to the qualification and good standing of the Sellers is based solely upon certificates of public officials in the jurisdictions where the Sellers were incorporated. We have made no independent investigation as to whether such certificates are accurate or complete, but we have no knowledge of any such inaccuracy or incompleteness. Our opinion in paragraph (e)(i) below is based on a review of those statutes and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement. Our opinion below, insofar as it relates to PLC and depends on the laws of England, is based upon the opinion of Messrs. ______, English counsel to PLC.

                                   Exhibit C-1

         Based upon and subject to the foregoing, we are of the opinion that:

         (a) Each of the Sellers (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the businesses in which it is currently, or are proposed to be, engaged; and (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent such failure would not reasonably be expected to have a material adverse effect on the Condition of the Seller.

         (b) The Agreement and the Transaction Documents have been duly authorized, executed and delivered by the Sellers. The Agreement and the Transaction Documents constitute valid and binding obligations of the Sellers enforceable against the Sellers in accordance with their respective terms.

         (c) The sale of the Assets by the Sellers has been duly authorized by all required corporate action, and the Assets has been transferred to Buyer free and clear of all Liens.

         (d) No authorizations or approvals of any Governmental or Regulatory Authority are necessary under any law for the executions, delivery or performance by the Sellers of the Agreement and the Transaction Documents.

         (e) The execution, delivery and performance of the Agreement and the Transaction Documents and the performance by the Sellers of their respective obligations thereunder, do not (i) violate any provision of law, including, without limitation, any laws of the States of New York and New Jersey and the General Corporation Law of the State of Delaware and the Companies Act of England, the Certificate of Incorporation or By-Laws (or analogous instruments) of the Sellers or, to the best of our knowledge after due inquiry, any Contractual Obligations of the Sellers; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such Contractual Obligations; or (iii) result in the creation or imposition of any Lien upon the Assets.

         (f) Except as disclosed in the SEC Reports, there are no Claims pending or, to our knowledge, threatened, at law, in equity, in arbitration or before any Governmental or Regulatory Authority against a Seller that, individually or in the aggregate, has resulted or could reasonably be expected to have a material adverse affect on such Seller's business, prospects, operations, financial condition or the performance of its obligations under the Agreement, the Assets or the Contemplated Transaction, and no Seller has received any notice of any such Claim. No Order has been issued by any court or other Governmental or Regulatory Authority against a Seller or any of its Subsidiaries or involving any of the Assets, purporting to enjoin or restrain the execution, delivery or performance of the Agreement or any of the other Transaction Documents.

                                   Exhibit C-2

         We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York (including its applicable choice-of-law rules) and New Jersey, the laws of England, the General Corporation Law of the State of Delaware and the federal laws of the United States, in each case which are in effect on the date hereof.

         This opinion is solely for your benefit only in connection with the transactions contemplated by the Agreement and the Transaction Documents and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                                     Very truly yours,



                                                     [SELLER'S COUNSEL]




                                   Exhibit C-3

                                    Exhibit D

                           Opinion of Buyer's Counsel

Vertex Interactive, Inc.
140 Route 17 North
Suite 250
Paramus, New Jersey 0752
Attn: Board of Directors


Re: Asset Purchase Agreement, dated _________, 2003, among XeQute Solutions, Inc., XeQute Solutions PLC, Vertex Interactive, Inc. and JAG Media Holdings, Inc. (the "Agreement")

Gentlemen:

         We have acted as special counsel for JAG Media Holdings, Inc., a Nevada corporation (the "Buyer") in connection with the transactions contemplated by the Agreement. This opinion is being given to you pursuant to Section 3.3(f) of the Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

         We have examined originals or copies of the Agreement and the Transaction Documents: In addition, we have examined such other records, documents, certificates of public officials and of the Buyer, made such inquiries of officials of the Buyer, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

         We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Agreement and the Transaction Documents, we have assumed that each party to the Agreement and the Transaction Documents other than the Buyer has the power and authority to execute and deliver, and to perform and observe the provisions of the Agreement and the Transaction Documents, and has duly authorized, executed and delivered the Agreement and the Transaction Documents, and that the Agreement and the Transaction Documents constitute the legal, valid and binding obligations of such party.

         Our opinion in paragraph (a) below as to the qualification and good standing of the Buyer is based solely upon certificates of public officials in the jurisdictions where the Buyer were incorporated. We have made no independent investigation as to whether such certificates are accurate or complete, but we have no knowledge of any such inaccuracy or incompleteness. Our opinion in paragraph (e)(i) below is based on a review of those statutes and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.

                                   Exhibit D-1

         Based upon and subject to the foregoing, we are of the opinion that:

         (a) The Buyer (i) is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation and (ii) has authorized but unissued shares of its Class A Common Stock sufficient to pay the Purchase Price and upon issuance such shares will be duly authorized, fully paid and non-assessable shares Class A Common Stock.

         (b) The Agreement and the Transaction Documents have been duly authorized, executed and delivered by the Buyer. The Agreement and the Transaction Documents constitute valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

         (c) The purchase of the Assets and assumption of the Assumed Liabilities by the Buyer has been duly authorized by all required corporate action.

         (d) No authorizations or approvals of any Governmental or Regulatory Authority are necessary under any law for the executions, delivery or performance by the Buyer of the Agreement and the Transaction Documents.

         (e) The execution, delivery and performance of the Agreement and the Transaction Documents and the performance by the Buyer of its obligations thereunder, do not (i) violate any provision of law, including, without limitation, any laws of the State of New York and the Nevada Revised Statutes, the Certificate of Incorporation or By-Laws (or analogous instruments) of the Buyer or, to the best of our knowledge after due inquiry, any Contractual Obligations of the Buyer; or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such Contractual Obligations.

         (f) Except as disclosed in the SEC Reports, there are no Claims pending or, to our knowledge, threatened, at law, in equity, in arbitration or before any Governmental or Regulatory Authority against the Buyer that, individually or in the aggregate, has resulted or could reasonably be expected to have a material adverse affect on the Buyer's business, prospects, operations, financial condition or the performance of its obligations under the Agreement or the Contemplated Transaction, and the Buyer has not received any notice of any such Claim. No Order has been issued by any court or other Governmental or Regulatory Authority against the Buyer or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of the Agreement or any of the other Transaction Documents.

         We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York (including its applicable choice-of-law rules), the Nevada Revised Statutes and the federal laws of the United States, in each case which are in effect on the date hereof.

                                   Exhibit D-2

         This opinion is solely for your benefit only in connection with the transactions contemplated by the Agreement and the Transaction Documents and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                                     Very truly yours,



                                                     [BUYER'S COUNSEL]



                                   Exhibit D-3